Exhibit 5.1

JOSEPH W. BROWN	KRIS T. BALLARD		LOUIS M. BUBALA III	RICHARD A. RAWSON
ALBERT F. PAGNI	WILLIAM C. DAVIS, JR.	ATTORNEYS AT LAW	JUSTIN J. BUSTOS	JOHN P. SANDE, IV
JOHN P. SANDE, III	KARL L. NIELSON	3773 HOWARD HUGHES PARKWAY	DANIEL S. CEREGHINO	BRADLEY SCOTT SCHRAGER
WILLIAM J. RAGGIO	PATRICK J. SHEEHAN	THIRD FLOOR SOUTH	KENNETH K. CHING	STEVEN G. SHEVORSKI
GARY R. GOODHEART	JOHN P. DESMOND	LAS VEGAS, NEVADA 89169	TRACY A. DIFILLIPPO	*TODD M. SMITH
MICHAEL E. BUCKLEY	SCOTT M. SCHOENWALD		BENJAMIN W. KENNEDY	JESSE A. WADHAMS
RICHARD F. JOST	CONSTANCE L. AKRIDGE	TEL (702) 862-3300 FAX (702) 734-2722	WAYNE O. KLOMP	GORDON H. WARREN
JANET L. CHUBB	RICHARD M. TRACHOK, II
DOUGLAS M. COHEN	EDWARD M. GARCIA	WWW.JONESVARGAS.COM	MELVIN D. CLOSE, JR. RICHARD G. BARRIER AMANDA J. COWLEY	BRIAN E. SANDOVAL OF COUNSEL
KEVIN R. STOLWORTHY	ELIZABETH FIELDER
JAMES L. WADHAMS	MOLLY MALONE REZAC
JODI R. GOODHEART	RYAN W. HERRICK
PAUL A. LEMCKE	BRIAN R. IRVINE
MICHAEL G. ALONSO	MATTHEW T. MILONE
ANN MORGAN	BRETT J. SCOLARI

CLIFFORD A. JONES (1912 - 2001)				BRIAN J. MATTER, CLM
HERBERT M. JONES (1914 - 2008)				EXECUTIVE DIRECTOR
GEORGE L. VARGAS (1909 - 1985)
JOHN C. BARTLETT (1910 - 1982)
LOUIS MEAD DIXON (1919 - 1993)
GARY T. FOREMASTER (1953 - 1998)
August 24, 2010
Board of Directors
Western Alliance Bancorporation
2700 W. Sahara Avenue
Las Vegas, NV 89102
Ladies and Gentlemen:
     We are acting as special Nevada counsel to Western Alliance Bancorporation, a Nevada corporation (the “Company”), in connection with the proposed public offering of 8,050,000 shares of common stock, par value $0.0001 per share, all of which shares (the “Shares”) are to be sold by the Company pursuant to a prospectus supplement dated August 18, 2010 to the accompanying prospectus dated May 4, 2009 (such documents, collectively, being referred to as the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-158971) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 228.601(b)(5), in connection with the Registration Statement.
     Any undefined and capitalized terms shall be as set forth in the Prospectus or the Registration Statement, as is applicable.
     For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we deem appropriate to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     As to all matters of law, this opinion letter is solely based upon the applicable provisions of Chapter 78 of the Nevada Corporations Law, located within the Nevada Revised Statutes, as amended, and as currently in effect (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). As used herein, the phrase “Nevada Corporations Law, Nevada Revised Statutes, Chapter 78, as amended” includes the statutory
RENO OFFICE
100 WEST LIBERTY STREET, TWELFTH FLOOR, RENO, NEVADA 89504 TEL (775) 786-5000 FAX (775) 786-1177
*LICENSED IN MINNESOTA AND WISCONSIN ONLY

Board of Directors
Western Alliance Bancorporation
August 24, 2010

provisions contained therein; any applicable provisions of the Nevada Constitution; and any applicable reported judicial decisions interpreting these laws.
     We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).
Assumptions
     In rendering the opinions set forth herein, we have, with your consent, assumed: (a) the valid authorization of the public offering of the Shares by Company, and the execution, delivery and performance of the offering documents filed with the Securities and Exchange Commission (“Offering Documents”) by Company have been duly authorized by all requisite corporate action on the part of Company; (b) Company has the requisite corporate power and authority to carry out the terms and conditions applicable to it with respect to the Offering Documents; (c) the valid issuance of Shares of Company’s common stock pursuant to the Offering Documents and a resolution adopted by Company’s Board of Directors, (d) that no documents exist that affect or govern the issuance of shares of stock by Company (including, but not limited to, a resolution adopted by Company’s Board of Directors or an amendment to Company’s Articles of Incorporation that has not been filed with the Nevada Secretary of State) other than the corporate documents filed with the Nevada Secretary of State and Company’s Bylaws; (e) Company’s compliance with all U.S. state and U.S. federal securities laws and regulations applicable to the offer, sale and issuance of Shares of Company’s common stock pursuant to the Offering Documents; (f) each person who has signed the Offering Documents on behalf of Company was duly elected or appointed, qualified and acting as such director or officer and authorized to do so; (g) that Company’s Amended and Restated Articles of Incorporation, as amended by that Certificate of Amendment dated April 29, 2010, have not otherwise been amended since they were filed with the Nevada Secretary of State on June 1, 2005; (h) that the Bylaws that we have reviewed are the true and correct Bylaws of the Company and have not been amended; and (i) that as of the date hereof, Company remains a corporation duly organized under the laws of the State of Nevada with status in good standing.
     Wherever our opinion herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or awareness, it is intended to signify that during the course of our limited representation of Company as its special Nevada counsel, as herein described, no information has come to the attention of those attorneys at Jones Vargas, Chartered (“Jones Vargas”) that have directly worked on this matter, that would give us actual knowledge of the existence or absence of such facts. Our knowledge or awareness does not include the knowledge of Mr. John Sande, III, a member of Jones Vargas, who also serves as a director on the Company’s Board of Directors. We have not undertaken an independent investigation to determine the existence or absence of such facts, and material information as to such matters may not have come to our attention during the course of our representation of Company. Accordingly, no inference as to our knowledge of the existence or absence of such facts should be drawn from our special and limited representation of Company.

Board of Directors
Western Alliance Bancorporation
August 24, 2010

Opinions
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
(i)	the issuance of the Shares pursuant to the terms of the Underwriting Agreement dated August 19, 2010, by and between the Company and Keefe, Bruyette & Woods, Inc.; and,
(ii)	the reciprocal receipt by the Company of the consideration for the Shares as specified in the Prospectus, will result in the Shares being validly issued, fully paid and nonassessable.
Limitation and Qualifications
     The opinions expressed herein are further subject to the following qualifications:
     (a) Our opinions are not a prediction of what a particular court (including an appellate court) reaching the issue on the merits would hold but instead is our opinion as to the proper result to be reached by a court applying existing legal rules to the facts as we understand them to be.
     (b) This opinion letter is based upon and relies upon the current status of the laws of the State of Nevada and this opinion is limited thereto. We do not opine to matters governed by future legislation or case law, and we do not undertake any obligation to update this opinion letter.
     (c) This opinion letter is based on our review of certain corporate documents and does not consider or extend to any documents (including, but not limited to, any Offering Documents which we have neither reviewed nor received), agreements, representations or any other material of any kind not specifically mentioned above, and this opinion letter should in no way be considered as inclusive of any matters not set out herein.
     (d) We express no opinion as to any matters relating to the business, affairs or condition (financial or otherwise) of Company, and no inference should be drawn that we have expressed any opinion on matters relating to the ability of Company to perform its obligations pursuant to the private placement described herein.
     (e) In this opinion letter, the words “including,” “such as,” “for example,” and words to similar effect shall be construed as if followed by the words “without limitation” and the word “person” includes a natural person as well as an entity.
     (f) The opinions expressed in this opinion letter are limited to the matters expressly set forth in this opinion letter, and no other opinions shall be inferred or implied beyond the matters expressly stated herein.

Board of Directors
Western Alliance Bancorporation
August 24, 2010

     We are admitted to the practice of law in the State of Nevada, and our opinions are limited to matters under or involving the laws of the State of Nevada, including the laws of Nevada Private Corporations (NRS Chapter 78) as currently in effect (except for gaming, securities, or so-called “Blue Sky” state securities laws, on which we do not express any opinion except as expressly set forth herein). We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Nevada, as those laws presently exist.
     This opinion letter is issued in the State of Nevada; and, by issuing this opinion letter, the law firm of Jones Vargas shall not be deemed to be transacting business in any other state, foreign country or jurisdiction. Furthermore, by issuing this letter opinion to the addressee hereof, the law firm of Jones Vargas does not consent to the jurisdiction of any state but the State of Nevada, or any foreign country or jurisdiction, and any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada.
     The opinions expressed in this opinion letter are given solely for the benefit of Company, and may not be relied upon, in whole or in part, by any other party for any purpose or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinions are rendered as of the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date, and this opinion letter is not to be construed as a guaranty, nor is it a warranty that a court considering such matter would not rule in any manner contrary to the opinions set forth above. Furthermore, we do not undertake the obligation to supplement or update this opinion letter if any applicable laws or facts, or our knowledge of applicable laws or facts, change in any manner.
     This opinion letter has been prepared and may be used by Company as an exhibit in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and the Prospectus, and is made as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to Jones Vargas under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

JONES VARGAS